EXHIBIT 10.2.2

                EIGHTH AMENDMENT TO LEASE CONTRACT
                         BY AND BETWEEN
                   CITY CENTER DEVELOPMENT CO.
                              AND
                   PIER 1 IMPORTS (U.S.), INC.


    This Eighth Amendment to Lease Contract ("Amendment") is made and entered into to be effective as of the 1st day of September, 1993 ("Effective Date"), by and between City Center Development Co., a Texas general partnership ("Landlord") and Pier 1 Imports (U.S.), Inc., a Delaware corporation (successor in interest to Pier 1 Imports - Texas, Inc.) ("Tenant").

    WHEREAS, Landlord and Tenant entered into that certain Lease Contract ("Lease") dated July 19, 1985, covering certain office space on the 6th, 7th and 8th floors of City Center Tower II ("Building") located at 301 Commerce Street, Block 40, City Addition to the City of Fort Worth, Tarrant County, Texas and on the ground floor of City Center Parking Garage, 201 Commerce Street, Fort Worth, Texas; and

    WHEREAS, the Lease was subsequently amended as of October 29, 1985, December 16, 1985, April 23, 1987, March 1, 1988, December 30, 1988, February 28, 1989, and August 1, 1990 (whereby, among other items, such amendments provided that the Leased Premises were expanded to include space on the 5th and 9th floors of the Building and space in the basement of the building located at 201 Main Street, Fort Worth, Texas); and

    WHEREAS, Landlord and Tenant desire to further amend the Lease as hereinafter provided.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:

1. Paragraph 36 of the Lease (as previously amended) is hereby further amended to provide that from and after the Effective Date the Leased Premises shall be increased in size by approximately twelve thousand six hundred forty-four (12,644) square feet of Rentable Area located on the tenth (10th) floor of the Building ("Expansion Space"). The Expansion Space shall consist of (i) approximately ten thousand eight hundred seventy-eight (10,878) square feet of Rentable Area on the tenth (10th) floor of the Building which shall be leased to Tenant for a term commencing on the Effective Date and terminating on the date the initial Term of the Lease terminates, as provided in the Lease (as previously amended) ("Permanent Space"), and (ii) approximately one thousand seven hundred sixty-six (1,766) square feet of Rentable Area located on the tenth (10th) floor of the Building which shall be leased to Tenant on a month-to-month basis ("Month-To-Month Space") and either party hereto may terminate the Lease with respect to the Month-To-Month Space only by delivering at least thirty (30) days' prior written notice of such termination to the other party. The Permanent Space and the Month-To-Month Space are more particularly described on Exhibit "A" attached hereto and incorporated herein by reference.

2. Paragraph 2 of the Seventh Amendment to the Lease, which amends Paragraph 2 of the Third Amendment to the Lease, which amends Paragraph 4(a) of the Lease, is further amended to provide that from and after the Effective Date, as Base Rent for Tenant's lease of the Expansion Space (as provided in this Amendment) Tenant shall pay to Landlord (at Landlord's office, without demand and without deduction, abatement or set-off, except as otherwise expressly provided for in Paragraph 7 or Paragraph 19 of the Lease) Seventeen and No/l00 Dollars ($17.00) per square foot of Rentable Area contained within the Expansion Space per year. The Base Rent for the Expansion Space shall be comprised of a Fixed Rent Component equal to Eleven and No/l00 Dollars ($11.00) and a Variable Maintenance Component equal to Six and No/100 Dollars ($6.00). The Variable Maintenance Component shall be adjusted throughout the Term in accordance with the terms of Paragraph 4(b) of the Lease; provided, however, that such Variable Maintenance Component shall not increase in any Lease Year by more than eight percent (8%) above the Variable Maintenance Component for the previous Lease Year.

3. Tenant may use the Expansion Space for general office purposes only and for no other purposes without the prior written consent of Landlord.

4. Paragraph 4 of the Seventh Amendment to the Lease is hereby modified to provide that the Tenth Floor Expansion Space (as defined in the Seventh Amendment to the Lease) consists of approximately nine thousand seven hundred seventy (9,770) square feet of Rentable Area on the tenth (l0th) floor of the Building. It is agreed and acknowledged that the Tenth Floor Expansion Space includes the Month-To-Month Space and Tenant may elect to permanently lease the Month-To-Month Space pursuant to Tenant's expansion rights set forth in the Lease (as previously amended), such election shall be governed by the applicable terms and conditions specified in the Lease (as previously amended). At such time as Tenant elects to permanently lease the Month-To-Month Space, the Lease will be amended to reflect the terms governing such permanent lease of the Month-To-Month Space. The Tenth Floor Expansion Space, as modified by this Amendment, is more particularly described on Exhibit "B" attached hereto and incorporated herein by reference.

5. Tenant Finish for the Permanent Space. Landlord shall, at Tenant's sole expense, construct and install certain improvements ("Tenant Improvements") to the Permanent Space pursuant to mutually approved plans and specifications; provided, however, Landlord shall provide Tenant with an allowance in the amount of Fifteen and No/100 Dollars ($15.00) per square foot of Rentable Area contained within the Permanent Space ("Allowance") to be applied against the costs of constructing the Tenant Improvements, including, without limitation, design fees, permit fees, and construction costs. In the event the cost of constructing the Tenant Improvements is more than the Allowance, Tenant shall be obligated to pay all such additional cost. Notwithstanding anything in the Lease (as previously amended) to the contrary, Landlord shall have no other obligation to construct or install improvements to the Permanent Space or to provide Tenant with any further allowances, except the Refurbishment Allowance (as hereinafter defined), with respect to the Permanent Space.

6. Tenant Finish for the Month-To-Month Space. Notwithstanding anything in the Lease (as previously amended) to the contrary, Landlord shall have no obligation to construct or install improvements to the Month-To-Month Space and, except as specifically provided for herein, the lease of the Month-To-Month Space as provided herein is made on an "AS-IS, WHERE-IS" basis, and Tenant expressly acknowledges that, in consideration of the agreements of Landlord herein, Landlord MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE MONTH-TO-MONTH SPACE.

7. Refurbishment Allowance. At such time as Tenant has leased the Permanent Space for a total of sixty (60) months, Landlord shall provide Tenant with a Refurbishment Allowance ("Refurbishment Allowance") in an amount equal to Seven and 50/100 Dollars ($7.50) per square foot of Rentable Area within the Permanent Space. All refurbishment work shall be done in accordance with the applicable terms and conditions of the Lease, and in a manner reasonably satisfactory to Landlord and Tenant. Notwithstanding the foregoing, in the event that the Lease is not renewed in accordance with the applicable terms and conditions of Paragraph 37 of the Lease, Tenant shall pay to Landlord the unamortized portion of the Refurbishment Allowance as of the termination of the initial Term within thirty (30) days following Landlord's demand. The Refurbishment Allowance shall be amortized on a straight-line basis over the period commencing on the date Landlord pays Tenant, or credits Tenant with, such Refurbishment Allowance and ending on the date that is five years thereafter. Notwithstanding anything in the Lease (as previously amended) to the contrary, Landlord shall have no other obligation to provide Tenant with any refurbishment allowance (other than the Refurbishment Allowance described in this Paragraph) in connection with the Permanent Space or the Month-To-Month Space.

8. All capitalized terms not otherwise defined herein shall have the meaning assigned to such terms in the Lease.

9. Except as specifically set forth herein, the Lease (as previously amended) is hereby ratified and shall remain in full force and effect as written.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment on this the _____ day of June, 1993, to be effective as of the Effective Date.


"LANDLORD"                                        "TENANT"

CITY CENTER DEVELOPMENT CO.,                      PIER 1 IMPORTS (U.S.), INC.,
a Texas general Partnership                       a Delaware corporation

By:     Its general partners,                     By: ________________________
    SID R. BASS, INC.,                            Name:_______________________
    THRU LINE INC.,                               Title:______________________
    KEYSTONE, INC.,
    LEE M. BASS

    By:______________________
    Name:____________________
    Title:___________________